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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

GETTY REALTY CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2) Form, Schedule or Registration Statement No.:

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4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 16, 2006

To the Stockholders of
  GETTY REALTY CORP.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Getty Realty Corp., a Maryland corporation, will be held at 270 Park Avenue, 11th Floor, New York, New York, on May 16, 2006 at 3:30 p.m., for the following purposes:

(1)	To elect a Board of five directors to hold office for the ensuing year and until the election and qualification of their respective successors.

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2006.

(3)	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The transfer books will not be closed, but only stockholders of record at the close of business on March 31, 2006 are entitled to notice of and to vote at this meeting or any adjournments thereof.

You are cordially invited to attend the meeting. Whether or not you expect to attend, please promptly vote, sign, date and return the enclosed proxy card in the enclosed U.S. postage-paid envelope. This will ensure that your shares are voted in accordance with your wishes and that a quorum will be present. Even though you have returned your proxy card, you may withdraw your proxy at any time prior to its use, in accordance with the instructions provided at the end of the enclosed proxy statement, and submit a new proxy card with a later date or vote in person at the meeting should you so desire.

By Order of the Board of Directors,

Andrew M. Smith
President, Secretary and Chief Legal Officer

Jericho, New York
April 7, 2006

NOTE—IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE WHICH REQUIRES NO ADDITIONAL POSTAGE.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 16, 2006
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
DEADLINES FOR SUBMITTING STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING
ELECTION OF DIRECTORS
BENEFICIAL OWNERSHIP OF CAPITAL STOCK
DIRECTORS’ MEETINGS, COMMITTEES AND EXECUTIVE OFFICERS
COMPENSATION
SUMMARY COMPENSATION TABLE
OTHER EXECUTIVE COMPENSATION
STOCK OPTIONS
AGGREGATED OPTION EXERCISES IN LAST FISCAL Year AND FISCAL YEAR END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION*
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
STOCK PERFORMANCE GRAPH COMPARATIVE FIVE-YEAR TOTAL RETURNS*
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECTION 16( a ) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTIFICATIONS
OTHER MATTERS

GETTY REALTY CORP.
125 JERICHO TURNPIKE, SUITE 103, JERICHO, NEW YORK 11753

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Getty Realty Corp. (hereinafter called the “Company” or “Getty”), to be voted at the Annual Meeting of Stockholders to be held at 270 Park Avenue, 11th Floor, New York, New York, on May 16, 2006 at 3:30 p.m., and at any adjournments or postponements thereof, for the purpose of electing a Board of Directors, ratifying the appointment of independent auditors and transacting such other business as may properly come before the meeting.

At the close of business on the March 31, 2006 record date for securities entitled to vote at the meeting, 24,719,465 shares of Getty common stock were outstanding. Each outstanding common share is entitled to one vote. The common shares vote as a single class. In order to constitute a quorum at the meeting, there must be present, or voting by proxy, holders of a majority of the outstanding common shares. With respect to the proposals regarding the election of directors and ratification of auditors, abstentions and broker non-votes will not be treated as votes cast and, therefore, will not affect the outcome of any such matter, although they will be considered present for the purpose of determining the presence of a quorum.

This Proxy Statement and form of proxy will first be sent to stockholders on or about April 7, 2006.

DEADLINES FOR SUBMITTING STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

Stockholder proposals to be considered for inclusion in next year’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by December 8, 2006. Any stockholder proposal or director nomination to be presented at our 2007 annual meeting that is not intended to be included in our proxy statement will be considered “untimely” if we receive it before February 15, 2007 or after March 17, 2007. Such proposals and nominations also must be made in accordance with our Bylaws. An untimely proposal may be excluded from consideration at our 2007 annual meeting.

ELECTION OF DIRECTORS

Five directors are to be elected at the meeting for a term of one year or until their respective successors are elected and qualified. If a quorum is achieved at the meeting, directors who receive a plurality of the votes cast will be elected to serve for a term of one year.

You may use the enclosed proxy to cast your votes for the election of the nominees named in the table below. In the event that any of the nominees should become unable or unwilling to serve as a director, we intend to vote your proxy for the election of the person, if any, that is designated by the Board of Directors. The persons nominated for election as directors are as follows:

Name—Age
Served as Director Since	Offices Held in Getty and/or Principal Occupation for Past Five Years
Milton Cooper—77 May 1971	Chairman of the Board of Kimco Realty Corporation, a real estate investment trust, since November 1991; Director of Blue Ridge Real Estate/Big Boulder Corporation, a real estate management and land development Firm since 1983. Neither company is affiliated with Getty.
Philip E. Coviello—63 June 1996	Partner of Latham & Watkins LLP, an international law firm, for eighteen years, until his retirement from the firm as of December 31, 2003. Latham & Watkins LLP has performed legal services for the Company for many years and continues to provide legal services to the Company.
Leo Liebowitz—78 May 1971	Chief Executive Officer of Getty since 1985. Served as President of Getty from May 1971 until May 2004. Served as Chairman, Chief Executive Officer and a director of Getty Petroleum Marketing Inc. (“Marketing”), from October 1996 until December 2000. Serves as a director of the Regional Banking Advisory Board of J. P. Morgan Chase & Co.
Howard Safenowitz—47 December 1998	President, Safenowitz Family Corp. since June 1997. Served as the Senior Vice President, Business Affairs of Buena Vista Motion Pictures from March 2001 until April 25, 2003, and prior thereto as Vice President, Business Affairs of Walt Disney Pictures and Television from January 1996 until March 2001. Neither company is affiliated with Getty. Served as a director of Marketing from December 1998 until December 11, 2000.
Warren G. Wintrub—72 June 1993	Retired Partner, former member of the Executive Committee and former Chairman of the Retirement Committee of Coopers & Lybrand, an international professional services organization, from October 1984 until his retirement in January 1992.

BENEFICIAL OWNERSHIP OF CAPITAL STOCK

The following table sets forth the beneficial ownership of Getty common stock as of March 31, 2006, of (i) each person who is a beneficial owner of more than 5% of the outstanding shares of Getty common stock, (ii) each director, (iii) the Named Executive Officers (as defined below), and (iv) all directors and executive officers as a group. The number of shares column includes shares as to which voting power and/or investment power may be acquired within 60 days (such as upon exercise of outstanding stock options) because such shares are deemed to be beneficially owned under the rules of the Securities and Exchange Commission.

	Shares of Common Stock		Approximate
	Beneficially Owned		Percent of Class(1)

Milton Cooper	1,327,215	(2)	5.4%
Director
c/o Kimco Realty Corporation
3333 New Hyde Park Road
New York, NY 11042
Philip E. Coviello	73,234	(3)	*
Director
c/o Getty Realty Corp.
125 Jericho Turnpike, Suite 103
Jericho, NY 11753
Leo Liebowitz	3,017,930	(4)	12.2%
Director and Chief Executive Officer
c/o Getty Realty Corp.
125 Jericho Turnpike, Suite 103
Jericho, NY 11753
Howard Safenowitz	843,483	(5)(6)	3.4%
Director
c/o Getty Realty Corp.
125 Jericho Turnpike, Suite 103
Jericho, NY 11753
Warren Wintrub	45,934	(7)	*
Director
c/o Getty Realty Corp.
125 Jericho Turnpike, Suite 103
Jericho, NY 11753
Andrew M. Smith	2,425	(8)	*
President, Secretary and Chief Legal Officer
Kevin C. Shea	16,772	(9)	*
Executive Vice President
Thomas Stirnweis	9,601	(10)	*
Vice President, Treasurer
and Chief Financial Officer
Safenowitz Family Corp	1,837,894	(6)	7.4%
c/o Howard Safenowitz, President
c/o Getty Realty Corp.
125 Jericho Turnpike
Suite 103
Jericho, NY 11753
Directors and executive officers as a group (8 persons)	7,175,988	(11)	29.0%

*	Total shares beneficially owned constitute less than one percent of the outstanding shares.

(1)	The percentage is determined for each stockholder listed by dividing (A) the number of shares shown for such stockholder, by (B) the aggregate number of shares outstanding plus shares that may be acquired by such stockholder within 60 days.

(2)	Includes 10,311 shares held in a partnership of which Mr. Cooper is a partner, 65,537 shares held by his wife as to which he disclaims beneficial ownership, 2,421 shares held in a qualified pension plan for the benefit of Mr. Cooper, 179,607 shares held by a charitable foundation, 21,596 shares held in the Getty Realty Corp. Retirement and Profit Sharing Plan, 4,887 shares held by a retirement fund of which Mr. Cooper is a beneficiary, and 134,052 shares held by CLS General Partnership Corp. Excludes 16,651 shares held by Mr. Cooper’s children and grandchildren, as to which he disclaims beneficial ownership.

(3)	Includes 25,656 shares held by a charitable remainder trust, 4,000 shares held in a 401(k) plan for the benefit of Mr. Coviello and options covering 43,578 shares that are presently exercisable or will become exercisable within 60 days.

(4)	Includes 303,623 shares held by Mr. Liebowitz’ wife as to which he disclaims beneficial ownership, 40,724 shares held by a charitable foundation, 20,000 shares held by Liebowitz Family LLC as to which he disclaims beneficial ownership, 49,280 shares held in the Getty Realty Corp. Retirement and Profit Sharing Plan, 500,000 shares held by Liebowitz Realty, LLC and 310,957 shares held by CLS General Partnership Corp. Excludes 255,102 shares held by his children, as to which he disclaims beneficial ownership.

(5)	Includes 26,779 shares held as custodian for three minor children, 89,803 shares held by The Marilyn Safenowitz Irrevocable Trust u/a/d 12/13/94 (of which Mr. Safenowitz is a co-trustee and as to which he disclaims beneficial ownership), 515,000 shares held by The Safenowitz Family Partnership, LP (as to which he is the president of the general partner and as to which he disclaims beneficial ownership except to the extent of his pecuniary interest therein) and 11,523 shares held by his wife (as to which he disclaims beneficial ownership) and 12,443 shares held by The Marilyn Safenowitz Irrevocable Trust u/a/d 4/13/00 (of which he is trustee and as to which he disclaims beneficial ownership). Also, includes options covering 3,500 shares that are presently exercisable or will become exercisable within 60 days. Excludes 1,837,894 shares held by Safenowitz Partners, LP (as to which he is the president of the general partner and as to which he disclaims beneficial ownership except to the extent of his pecuniary interest therein).

(6)	Safenowitz Partners, LP is separate and distinct from The Safenowitz Family Partnership, LP referred to in Note 5 above. The shares held by Safenowitz Partners, LP are not included in the total number of shares (or percentage of class) attributable to Howard Safenowitz as set forth in the table above and further described in Note 5. Mr. Safenowitz is the president of the general partner of Safenowitz Partners, LP and disclaims beneficial ownership of the shares held by Safenowitz Partners, LP except to the extent of his pecuniary interest therein.

(7)	Includes options covering 3,500 shares that are presently exercisable or will become exercisable within 60 days.

(8)	Includes 2,425 shares held in the Getty Realty Corp. Retirement and Profit Sharing Plan. Excludes 20 shares held by his stepchildren, as to which he disclaims beneficial ownership.

(9)	Includes 165 shares held in the Getty Realty Corp. Retirement and Profit Sharing Plan. Also, includes options covering 5,000 shares that are presently exercisable or will become exercisable within 60 days.

(10)	Includes options covering 5,000 shares that are presently exercisable or will become exercisable within 60 days.

(11)	Includes 1,837,894 shares held by Safenowitz Partners, LP (as to which Howard Safenowitz is the president of the general partner and as to which he disclaims beneficial ownership except to the extent of his pecuniary interest therein).

DIRECTORS’ MEETINGS, COMMITTEES AND EXECUTIVE OFFICERS

Directors’ Meetings

During the year ended December 31, 2005, the Board of Directors held four regular meetings and one telephonic special meeting. Each of the directors, other than Mr. Wintrub, attended all of the meetings of the Board of Directors, and of the Committees of the Board on which the director served. Mr. Wintrub participated telephonically in all Board meetings and all but one of the meetings of the Committees of the Board on which he served. Each of the directors, other than Mr. Wintrub, attended the annual stockholder meeting in May 2005 and each of the nominees, except Mr. Wintrub, plan to attend this year’s stockholder meeting to be held on May 16, 2006.

Independence of Directors

The Board of Directors has determined that Messrs. Cooper, Coviello, Safenowitz and Wintrub are “independent” as defined in the listing standards of the New York Stock Exchange (the “NYSE”). In making these determinations, the Board of Directors considered all relevant facts and circumstances, including the “independence” standards set forth in Section 303A.02 of the rules of the New York Stock Exchange. In doing so, the Board of Directors affirmatively determined that none of the directors or any of their family members, other than Mr. Leo Liebowitz (who is the Chief Executive Officer of Getty), has had any material relationship with Getty (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), other than as a shareholder and director of Getty, within the last three years. Accordingly, the Board of Directors has affirmatively determined that each of the directors, other than Mr. Liebowitz, is “independent”. It has been and will continue to be the practice of the Board of Directors to meet at least twice annually and have Mr. Liebowitz, as Chairman, chair such meetings. Additionally, it has been the practice of the independent directors to meet in executive session, without Mr. Liebowitz attending, at least twice annually, and to have Mr. Wintrub chair such sessions. The independent directors plan to continue this practice and have Mr. Cooper chair such sessions.

Committees

The Board of Directors has an Audit Committee, a Nominating/Corporate Governance Committee and a Compensation Committee, the membership and functions of which are described below.

Audit Committee

The Audit Committee, consisting of Messrs. Coviello (Chairman), Safenowitz and Wintrub, met formally four times last year. The Committee selects the firm of independent public accountants that audits the consolidated financial statements of Getty and its subsidiaries, discusses the scope and the results of the audit with the accountants and discusses Getty’s financial accounting and reporting principles as well as the adoption of new accounting pronouncements. The Committee also examines and discusses the adequacy of Getty’s financial controls with the accountants and with management. In addition to the formal meetings, at least one Audit Committee member meets telephonically with management and Getty’s independent auditors to review the Company’s annual and quarterly reports and other reports, as appropriate, prior to their filing with the Securities and Exchange Commission. The entire Audit Committee met with management and Getty’s independent auditors to review the Company’s audited financial statements for the fiscal year ended December 31, 2005, and recommended to the Board of Directors that the financial statements be included in the Company’s Annual Report on Form 10-K for such fiscal year. Additionally, the Audit Committee reviews, and discusses with management, management’s specific disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

The Board of Directors has determined that each member of the Audit Committee is “independent” and that each is “financially literate” as such term is defined in the listing standards of the NYSE. In addition, the Board has determined that each member of the Audit Committee meets the independence tests set forth in Section 301 of the Sarbanes-Oxley Act of 2002 and regulations promulgated thereunder by the Securities and Exchange commission (the “SEC”), and that Mr. Coviello and Mr. Wintrub each qualifies as an “audit committee financial expert” under the relevant rules of the SEC, and has the requisite accounting/financial management expertise required by the listing standards of the NYSE. Mr. Cooper, who served on the Audit Committee until February 24, 2005, also was deemed to be “independent” and “financially literate” as defined by the NYSE listing standards and “independent” under SEC rules.

The Charter of the Audit Committee provides that members of the Audit Committee may not be members of the audit committee of three or more other public companies unless such other memberships have been disclosed to the Board and the Board has determined that such simultaneous service does not impair the ability of such member to serve effectively on the Audit Committee. For 2005, Mr. Wintrub disclosed to the Board that he is a member of the audit committee of three other public companies and the Board has determined that such simultaneous service does not impair Mr. Wintrub’s ability to serve effectively on Getty’s Audit Committee. Additionally, Mr. Coviello confirmed to the Board that his retirement from Latham & Watkins LLP, his former law firm that continues to provide legal services to the Company, was effective as of December 31, 2003, and that the law firm has confirmed, that no portion of his retirement benefits are derived from fees paid to the firm by Getty.

The Audit Committee serves as the Company’s Qualified Legal Compliance Committee in accordance with SEC rules under the Sarbanes-Oxley Act.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee, consisting of Messrs. Safenowitz (Chairman), Cooper, Coviello and Wintrub, met twice last year. The Committee recommends nominees for election to the Board and reviews the role, composition and structure of the Board and its committees. The Committee also recommends candidates to the Board for election as officers.

The Board of Directors has determined that each member of the Committee is “independent” as such term is defined in the listing standards of the NYSE. The Nominating/Corporate Governance Committee charter includes policies with regard to stockholder recommendations of nominees to the Board of Directors.

Stockholders wishing to recommend candidates for election to the Board must supply information in writing regarding the candidate to Andrew M. Smith, President and Secretary of the Company, at Getty’s executive offices. This information should include the candidate’s name, biographical data and an analysis of the candidate based on the director candidate criteria described below. The recommendation must also include all information relating to the proposed director nominee that would be required to be disclosed in a solicitation of proxies for election of directors in an election contest under applicable securities law. Stockholders wishing to nominate a candidate must comply with the advance notice requirements in our By-Laws. Please refer to our By-Laws for more specific information. Additional information regarding proposed nominees may be requested by the Committee.

Each nominee must possess fundamental qualities of intelligence, honesty, good judgment, and high standards of ethics, integrity, fairness and responsibility. The Committee also will consider the following criteria, among others the Committee deems appropriate, including the specific needs of the Board at the time:

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;

•	the director’s past attendance at meetings and participation in and contributions to the activities of the Board (if applicable);

•	experience in our industry and with relevant social policy concerns;

•	understanding of our business on a technical level;

•	educational and professional background and/or academic experience in an area of our operations;

•	experience as a board member of another publicly held company;

•	practical and mature business judgment, including ability to make independent analytical inquiries;

•	“independence,” as defined by the New York Stock Exchange listing standards;

•	financial literacy;

•	standing in the community; and

•	ability to foster a diversity of backgrounds and views and to complement the Board’s existing strengths.

On the basis of the information gathered in this process, the Committee will determine which nominees to recommend to the Board. Recommendations received prior to any Committee meeting where director nominees are to be considered will be considered at that meeting. The Committee uses the same process for evaluating all nominees, regardless of the source of the recommendation. This process includes, among other things, personal interviews, discussions with professional references, background checks, credit checks and resume verification.

The Committee has never received any recommendation for a director nominee from any stockholder or group of stockholders owning more than 5% of the common stock of Getty for more than one fiscal year.

Compensation Committee

The Compensation Committee, which met twice last year, consists of Messrs. Wintrub (Chairman), Cooper and Safenowitz. The Compensation Committee administers Getty’s supplemental retirement plan, the stock option plan, and the Getty Realty Corp. 2004 Omnibus Incentive Compensation Plan (the “2004 Plan”) (which is the equity compensation plan approved by the stockholders at the Annual Meeting in May 2004), and reviews the compensation of the directors and officers of Getty.

The Board of Directors has determined that each member of the Committee is “independent” as such term is defined in the listing standards of the NYSE.

Website Access to Charters

The charters for each of the Committees, the Corporate Governance Guidelines, and our Business Conduct Guidelines (which serves as our “code of ethics” under the Sarbanes-Oxley Act of 2002 and our “code of business conduct and ethics” under the NYSE rules), may be accessed through the Getty website at www.gettyrealty.com by clicking on “Corporate Governance”. Additionally, copies may be requested in writing by submitting the request to Andrew M. Smith, President, Secretary and Chief Legal Officer, at the address for Getty’s executive offices provided in this Proxy Statement.

Contacting the Board of Directors

Stockholders who wish to communicate with the Board of Directors may do so by sending written communications to the Board of Directors at the following address: Board of Directors, Getty Realty Corp., 125 Jericho Turnpike, Suite 103, Jericho, New York 11753. Stockholders who wish to direct communications to only the independent directors of Getty (or Mr. Coviello only) may do so by sending written communications to the following address: Independent Directors (or Mr. Coviello only), c/o Getty Realty Corp., 125 Jericho Turnpike, Suite 103, Jericho, New York 11753. Concerns relating to accounting, internal controls or auditing matters are handled in accordance with procedures established by the Audit Committee with respect to such matters.

Directors’ Compensation

Directors receive annual retainer fees of $20,000, except that the Chairman of the Audit Committee receives an annual retainer fee of $22,000. Directors also receive committee and board meeting fees of $1,000 for each meeting attended, except for telephonic meetings, for which the fee is $500. The Chairman of the Audit Committee receives $1,500 for each Audit Committee meeting, except for telephonic meetings for which he receives $750. Directors who are employees of Getty do not receive retainers or board meeting fees. Messrs. Coviello, Safenowitz and Wintrub have received options under Getty’s stock option plan and will be eligible to receive awards under the 2004 Plan. Mr. Coviello has options covering 26,328 shares that are presently exercisable at $24.0625 per share; options covering 5,000 shares that are presently exercisable at $14.50 per share; options covering 7,000 shares that are presently exercisable at $16.15 per share; and options covering 5,250 shares that are presently exercisable at $18.30 per share. Mr. Coviello also has options covering 1,750 shares that will be exercisable at $18.30 per share in November 2006. Both Mr. Safenowitz and Mr. Wintrub have options covering 1,750 shares that are presently exercisable at $16.15 per share and options covering 1,750 shares that are presently exercisable at $18.30 per share. Additionally, Mr. Safenowitz and Mr. Wintrub each have options covering 1,750 shares at an exercise price of $18.30 per share that will be exercisable in November 2006. Neither Mr. Cooper nor Mr. Liebowitz has been granted any stock options. However, they are eligible to receive awards under the 2004 Plan.

Executive Officers

Other than Mr. Liebowitz, the executive officers during fiscal year 2005 were Andrew M. Smith, age 53, President, Secretary and Chief Legal Officer of Getty (President since May 2004 and Secretary and Chief Legal Officer since May 2003); Kevin C. Shea, age 46, Executive Vice President of Getty since May 2004 (Vice President since 2001); and Thomas Stirnweis, age 47, Vice President, Treasurer and Chief Financial Officer of Getty since 2003 (Corporate Controller and Treasurer since 2001). Management is not aware of any family relationships between any of its directors or executive officers.

Mr. Smith has been with Getty since 2003. Prior to joining Getty, he was in private law practice from 1999 to 2003. From 1997 to 1999 he served as the Vice President of Real Estate, General Counsel and Secretary of Discovery Zone, Inc., an international site-based children’s entertainment company with approximately 5,000 employees and 200 locations in 35 states, Puerto Rico and Canada. From 1995 to 1996, Mr. Smith was Vice President of Operations of Influence, Inc., a medical device developer and manufacturer. From 1986 to 1994, Mr. Smith was a partner in the international law firm of Weil, Gotshal & Manges LLP.

Mr. Shea has been with Getty since 1984. Prior to 2001, he was Director of National Real Estate Development for the Company.

Mr. Stirnweis joined Getty in January 2001 as Corporate Controller and Treasurer. Prior to joining Getty, he was Manager of Financial Reporting and Analysis of Getty Petroleum Marketing Inc., where he provided services to Getty under a services agreement since the spin-off of Marketing in March 1997. Prior thereto, he held the same position at the Company since November 1988.

COMPENSATION

Executive Compensation

The following tables provide information regarding executive compensation.

SUMMARY COMPENSATION TABLE

The following table sets forth information about the compensation of the Chief Executive Officer and each of the other Executive Officers of Getty (the “Named Executive Officers”) for services in all capacities to Getty and its subsidiaries during the periods indicated.

						Long Term Compensation
			Annual Compensation			Restricted		Securities
					Other Annual	Stock		Underlying	All Other
Name and Principal			Salary	Bonus	Compensation	Awards		Options	Compensation
Position	Year		($)	($)	($)(1)	($)(2)		(#)	($)(3)

Leo Liebowitz	2005		373,488	–0–	3,500	–0–		–0–	58,139	(4)
Director and Chief	2004		351,264	–0–	3,500	–0–		–0–	56,747	(4)
Executive Officer	2003		350,870	–0–	3,500	–0–		–0–	55,634	(4)
Andrew M. Smith	2005		255,185	–0–	–0–	108,000	(5)	–0–	30,541
President, Secretary	2004		214,615	–0–	–0–	101,062	(6)	–0–	29,397
and Chief Legal Officer	2003	(8)	80,000	35,000	–0–	71,670	(7)	–0–	9,171
Kevin C. Shea	2005		202,021	–0–	–0–	72,000	(5)	–0–	25,129
Executive Vice President	2004		187,344	–0–	–0–	67,375	(6)	–0–	27,570
	2003		120,808	60,000	–0–	47,780	(7)	–0–	19,969
Thomas Stirnweis	2005		196,705	–0–	–0–	72,000	(5)	–0–	25,071
Vice President,	2004		182,985	–0–	–0–	67,375	(6)	–0–	27,029
Treasurer and Chief	2003		132,464	50,000	–0–	47,780	(7)	–0–	20,542
Financial Officer

(1)	Mr. Liebowitz receives an annual payment from a subsidiary’s defined benefit retirement plan. None of the Named Executive Officers received perquisites or other personal benefits that exceeded the lesser of $50,000 or 10% of the officer’s salary and bonus.

(2)	At December 31, 2005, Mr. Smith held outstanding awards covering 10,500 restricted stock units, with an aggregate value of $276,045; Mr. Shea held outstanding awards covering 7,000 restricted stock units, with an aggregate value of $184,030; and Mr. Stirnweis held outstanding awards covering 7,000 restricted stock units, with an aggregate value of $184,030, in each case calculated based on the closing price of our common stock on December 30, 2005.

(3)	All Other Compensation includes Company profit sharing contributions to the defined contribution Getty Realty Corp. Retirement and Profit Sharing Plan, including matching contributions under the 401(k) provisions, Getty contributions to the Getty Realty Corp. Supplemental Retirement Plan for Executives and life insurance premiums as set forth in the following table:

		Profit	Company	Supplemental
		Sharing	Match Under	Retirement	Life
Name	Year	Contribution	401(k) Provisions	Plan	Insurance(a)

Leo Liebowitz	2005	$3,300	$–0–	$35,084	$19,755
Andrew M. Smith	2005	3,300	6,300	16,847	4,094
Kevin C. Shea	2005	3,300	6,300	12,288	3,241
Thomas Stirnweis	2005	3,300	6,300	12,315	3,156

(a)	Except as provided in (4) below, all life insurance policy premiums relate to term life insurance policies.

(4)	Amount includes payment by the Company of 25% of the $75,626 fixed annual premium for a 10-year universal life insurance policy owned by Mr. Liebowitz. Mr. Liebowitz pays the remaining 75% of that premium.

(5)	Granted March 1, 2006, as a part of compensation for 2005. Aggregate awards to all employees cover 12,550 restricted stock units, of which 8,800 restricted stock units vest ratably over 5 years from the date of grant, and no vesting has occurred to date. The 3,750 restricted stock units granted to Mr. Smith do not vest until 5 years from the date of the grant. Dividend equivalents, equal to the amount of the dividend per share of common stock of Getty, will be paid on restricted stock units as if fully vested, on the same date(s) as dividends are paid to holders of Getty common stock.

(6)	Granted March 1, 2005, as a part of compensation for 2004. Aggregate awards to all employees cover 12,550 restricted stock units, of which 8,800 restricted stock units vest ratably over 5 years from the date of grant, and 1,760 restricted stock units have vested to date. The 3,750 restricted stock units granted to Mr. Smith do not vest until 5 years from the date of the grant and no vesting has occurred to date. Dividend equivalents, equal to the amount of the dividend per share of common stock of Getty, will be paid on restricted stock units as if fully vested, on the same date(s) as dividends are paid to holders of Getty common stock.

(7)	Granted June 1, 2004, as a part of compensation for 2003. Aggregate awards to all employees cover 10,800 restricted stock units, of which 7,800 restricted stock units vest ratably over 5 years from the date of grant, and 3,120 restricted stock units have vested to date. The 3,000 restricted stock units granted to Mr. Smith do not vest until 5 years from the date of the grant and no vesting has occurred to date. Dividend equivalents, equal to the amount of the dividend per share of common stock of Getty, will be paid on restricted stock units as if fully vested, on the same date(s) as dividends are paid to holders of Getty common stock.

(8)	Mr. Smith became an employee of the Company on May 6, 2003.

OTHER EXECUTIVE COMPENSATION

In December 1994, Getty entered into agreements with certain key employees that, as amended, require Getty, under certain circumstances, to pay at least a minimum guaranteed annual compensation to such employee as long as he or she remains a Getty employee. The agreements also require Getty, in the event of a change of control and termination of employment by Getty without cause, or if the employee is assigned to materially less favorable job responsibilities, to make payments to such individual at an annual rate of not less than the minimum guaranteed annual compensation, reduced by the amount of compensation the individual receives from any other employer during the covered period. Mr. Stirnweis currently is the only employee covered by these arrangements, and his agreement has a 12-month benefit period.

Pursuant to a long-standing arrangement, upon the death of Mr. Liebowitz, benefits in an amount equal to twelve months’ salary will be paid to his estate. In the event of termination of Mr. Liebowitz’ employment due to illness or incapacity for a period of one year or longer, benefits equal to twenty-four months’ salary will be payable to Mr. Liebowitz.

Mr. Liebowitz receives an annual payment of $3,500 from a subsidiary’s defined benefit retirement plan which was terminated effective October 1, 1985. He will continue to receive this amount during his employment with, and following his retirement from, the Company.

STOCK OPTIONS

No stock options were granted by Getty during the fiscal years ended December 31, 2005, 2004 or 2003.

The following table provides information as to options exercised by each of the Named Executive Officers of Getty during the fiscal year ended December 31, 2005 and the value of options held by such officers at year end measured in terms of the closing price of Getty Common Stock on December 31, 2005.

AGGREGATED OPTION EXERCISES IN LAST FISCAL Year
AND FISCAL YEAR END OPTION VALUES

			Number of Securities	Value of Unexercised
			Underlying	In-the-Money
			Unexercised Options	Options
			at Year End(#)	at Year End($)
	Shares Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise(#)	Realized($)	Unexercisable	Unexercisable

Leo Liebowitz	–0–	–0–	–0–	–0–
Andrew M. Smith	–0–	–0–	–0–	–0–
Kevin C. Shea	–0–	–0–	5,000/2,500	$43,975/19,300
Thomas Stirnweis	–0–	–0–	5,000/2,500	$43,975/19,300

Stock Option Plan

Our 1998 Stock Option Plan, as amended, that has been approved by our stockholders (the “Stock Option Plan”), authorizes the grant of long-term incentive share awards in the form of options (“Options”) to purchase shares of Getty common stock to directors, officers and other key employees of Getty and its subsidiaries. The Stock Option Plan is administered by the Compensation Committee. The maximum number of shares which may be the subject of outstanding Options under the Stock Option Plan is 1,100,000, subject to adjustments for stock dividends and stock splits. The maximum number of shares which may be subject to Options granted under the Stock Option Plan to any individual in any fiscal year shall not exceed 250,000. As of December 31, 2005, 84,378 shares of Getty common stock were issuable upon the exercise of Options outstanding under the Stock Option Plan. No grants may be made under the Stock Option Plan after January 30, 2008. The number of remaining shares available for grant under the Stock Option Plan was 665,870 as of March 31, 2006.

The recipients, terms (including price and exercise period) and type of Option to be granted under the Stock Option Plan are determined by the Compensation Committee. However, the Option price per share under the Stock Option Plan generally must be at least equal to the fair market value of a share of Getty common stock (110% of that amount in the case of Incentive Stock Options granted to any individual who owns stock representing more than 10% of the voting power of Getty common stock) on the date the Option is granted. Historically, the exercise price of the options granted by the Company has been the same as the market price at closing on the date of the grant. Subject to certain limitations, Options granted under the Stock Option Plan may be either Incentive Stock Options (within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”)) or Non-Qualified Stock Options. With certain limited exceptions, Options may not be exercised for a period of twelve months following the grant of the Option and are exercisable in installments as specified in the Stock Option Plan or the terms of each Option. The exercise period of an Option may not extend more than 10 years beyond its grant date.

2004 Incentive Compensation Plan

At the Annual Meeting in May 2004, the stockholders approved the 2004 Plan for officers and other valued employees of the Company and its subsidiaries and members of the Board.

The 2004 Plan provides for the grant of restricted stock, restricted stock units, cash, stock or other performance awards, dividend equivalents, deferred stock awards, stock payments and stock awards to eligible individuals. The 2004 Plan does not provide for the grant of stock options. In this regard, the Stock Option Plan will continue to remain in effect. The 2004 Plan also permits a grant to each employee of 10 shares of common stock on or about December 31st of each year (which, in the case of 2005, were granted to each full-time employee), as well as a grant to each employee, on each fifth anniversary of his or her employment, of 10 shares of common stock for each five years of employment.

The 2004 Plan is administered by the Compensation Committee, which has the power to determine eligibility, the types and sizes of awards, the price and timing of awards, terms of vesting, the acceleration or waiver of any vesting restriction and the timing and manner of settling vested awards.

An aggregate of 1,000,000 shares of common stock are available for grant pursuant to the 2004 Plan, subject to adjustments for stock dividends and stock splits. These shares will be authorized but unissued shares. The aggregate maximum number of shares of common stock that may be subject to awards granted under the 2004 Plan to all participants during any calendar year is 80,000.

The Compensation Committee may terminate, amend, or modify the 2004 Plan at any time; provided, however, that stockholder approval must be obtained for any amendment to the extent required in order to comply with any applicable law, regulation or stock exchange rule, or to increase the maximum number of shares which may be issued, in any year or in aggregate, under the 2004 Plan.

In no event may an award be granted pursuant to the 2004 Plan on or after the tenth anniversary of the last date on which Getty’s stockholders approved or amend or modify the 2004 Plan.

Getty will generally record compensation expense with respect to the grant of awards under the 2004 Plan using the fair value method of accounting. Under generally accepted accounting principles, Getty will record compensation expense for a restricted stock award equal to the excess of the fair market value of the award determined as of the date of the grant over the amount (if any) the participant pays for the stock, and will recognize this amount as compensation expense ratably over any applicable service vesting period. Awards of restricted stock units will be treated similarly. Awards subject to performance vesting conditions will result in similar compensation expense measured at the grant date, which may be adjusted periodically as vesting becomes more or less likely, and amounts recognized as compensation expense in any period in which vesting occurs. Getty will charge retained earnings in the amount of any payment of dividend equivalents granted under the 2004 Plan.

The following chart presents information regarding Getty’s equity compensation plans, as of December 31, 2005, except as noted:

EQUITY COMPENSATION PLAN INFORMATION*

				Number of securities
				remaining available For
	Number of securities to be		Weighted-average exercise	future issuance under
	issued upon exercise of		price of outstanding	equity compensation plans
	outstanding options,		options, warrants and	(excluding securities
	warrants and rights		rights	reflected in column(a))
Plan Category	(a)		(b)	(c)

Equity Compensation Plans approved by stockholders -the Stock Option Plan	84,378		$19.48	665,870
-the 2004 Plan	35,900	*	$0.00	964,100	**
Equity Compensation Plans not approved by stockholders	None		N/A	N/A

Total	120,278			1,629,970

*	Represents shares underlying outstanding restricted stock units, inclusive of the restricted stock units granted under the 2004 Plan on March 1, 2006.

**	The 2004 Plan permits awards of restricted stock, restricted stock units, cash, stock or other performance awards, dividend equivalents, deferred stock awards, stock payments and stock awards. There is no sublimit on any particular type of award. All awards are governed by the aggregate limit of 1,000,000 shares of common stock available under the Plan.

Retirement Plans

Getty has a retirement and profit-sharing plan with deferred 401(k) savings plan provisions (the “Retirement Plan”) for employees meeting certain service requirements. Under the terms of the Retirement Plan, the annual discretionary profit sharing contribution is determined by the Board of Directors. For the 401(k) portion of the Retirement Plan, the Board of Directors has elected to contribute to the Retirement Plan for each participating employee an amount equal to 50% of the employee’s contribution to the Retirement Plan, but in no event more than 3% of the employee’s compensation.

Getty also has a supplemental retirement plan for executives (the “Supplemental Plan”). Under the Supplemental Plan, which is not qualified for purposes of Section 401(a) of the Code, a participating executive may receive in his trust account an amount equal to 10% of his compensation, reduced by the amount of any contributions allocated to the executive under the Retirement Plan. The amounts paid to the trustee under the Supplemental Plan may be used to satisfy claims of general creditors in the event of Getty’s or any of its subsidiaries’ bankruptcy. The trustee may not cause the Supplemental Plan to be other than “unfunded” for purposes of the Employee Retirement Income Security Act of 1974, as amended. An executive’s account vests in the same manner as under the Retirement Plan and is paid upon termination of employment. Under the Supplemental Plan, during any fiscal year the Board of Directors may elect not to make any payment to the account of any or all executives.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for fiscal year 2005 were Messrs. Cooper, Safenowitz and Wintrub.

REPORT OF THE COMPENSATION COMMITTEE

To Our Stockholders:

This report addresses our policies with respect to the compensation of the Chief Executive Officer and the other executive officers during fiscal year 2005. The Compensation Committee of the Board of Directors (the “Compensation Committee”) is responsible for setting the policies which govern base salary compensation, bonuses, the Retirement Plan, the Supplemental Plan, the Stock Option Plan, and the 2004 Plan, and for determining amounts payable under these plans.

Compensation of Getty’s executive officers (with the exception of the Chief Executive Officer) is reviewed by the Chief Executive Officer with the Compensation Committee and is discussed, reviewed and approved by the full Board of Directors. The compensation of the Chief Executive Officer is discussed, reviewed and approved by the Compensation Committee.

Chief Executive Officer and Other Executive Officer Compensation

The members of this Committee believe that Getty’s success is attributable in large part to the talent and dedication of its employees and, in particular, to the management and leadership efforts of its executive officers. Accordingly, the Compensation Committee is committed to developing and maintaining compensation policies, plans and programs which are intended to retain its executive officers and promote the enhancement of cash flows and earnings and, consequently, increased stockholder values, by aligning the financial interests of Getty’s executive officers with those of its stockholders.

Getty’s Chief Executive Officer is the Company’s largest stockholder. Accordingly, the Committee believes that he is totally committed to promoting the enhancement of cash flows and earnings and, consequently, increased stockholder values, and that his financial interests are totally aligned with those of the Company’s stockholders without regard to his compensation. In setting the Chief Executive Officer’s compensation, the Committee is guided by what is adequate or fair, in view of his daily contribution to the Company’s performance.

Getty relies, to a large degree, on a combination of annual compensation and deferred compensation, including stock based grants, to retain its other executive officers, with stock based grants being viewed as the primary means of aligning the financial interests of Getty’s executive officers with those of its stockholders.

Getty’s compensation program for executive officers (other than the Chief Executive Officer) is designed to provide such officers with a total compensation package that is adequate to retain those executive officers. With its objective being to retain capable people, Getty endeavors to ensure that each officer’s total compensation is relative to his or her ability, effort and achievement.

The Compensation Committee considers Getty’s performance, each executive officer’s performance and subjective features, such as individual experience, in determining base salaries. Cash compensation and bonuses, when paid, deferred compensation and the number of restricted stock units and dividend equivalents (paid with regard to such restricted stock units) granted annually, are in amounts which the Compensation Committee, after due consideration of corporate and individual performance, changes in job function or title and previously awarded grants, considers appropriate to adequately compensate and motivate its executive officers, particularly in light of Getty’s focus on managing its portfolio of retail motor fuel and convenience store properties as well as petroleum distribution terminals while minimizing expenses.

Section 162(m) of the Internal Revenue Code denies publicly-held corporations the federal income tax deduction for compensation in excess of $1.0 million paid to its chief executive officer and four other most highly compensated officers during a fiscal year unless the compensation is “performance-based”. At this time the compensation paid to our chief executive officer and other officers do not approach the limits imposed by the Section 162(m) limitations on deductibility. In the event that the compensation of any officer approaches the Section 162(m) limitations in the future, the Compensation Committee will consider such limitations in determining such officer’s total compensation.

Equity Compensation

In prior years, stock options were granted by Getty to encourage and facilitate personal stock ownership by the directors, officers and certain other key employees and thus strengthen their personal commitment to Getty and provide a longer-term perspective to their managerial responsibilities. No stock options were granted in 2005. Instead, the Compensation Committee, to better link the officers’ and employees’ interests with those of the stockholders of Getty, pursuant to the 2004 Plan, granted equity based awards consisting of restricted stock units and dividend equivalents (paid with regard to such restricted stock units) that were consistent with the grants made in 2004 and are intended to align the financial interests of Getty’s officers and employees with those of its stockholders.

The report of the Compensation Committee should not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that Getty specifically incorporates this information by reference, and should not otherwise be deemed filed under such Acts.

Compensation Committee:

Warren Wintrub (Chairman)
Milton Cooper
Howard Safenowitz

REPORT OF THE AUDIT COMMITTEE

To Our Stockholders:

This report addresses our compliance with rules of the SEC and the listing standards of the NYSE designed to enhance audit committee effectiveness, to improve public disclosure about the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies.

Independence/Qualifications

The Board of Directors has determined that each member of the Audit Committee satisfies the independence tests set forth in Section 301 of the Sarbanes-Oxley Act of 2002 and regulations promulgated thereunder by the SEC and, therefore, is “independent”, that each member who served on the Audit Committee for 2005 is “financially literate” as such term is defined in the listing standards of the NYSE, and that Mr. Coviello and Mr. Wintrub each qualifies as an “audit committee financial expert” under the relevant rules of the SEC and has the requisite accounting/financial management expertise required by the listing standards of the NYSE.

Sarbanes-Oxley Act Compliance

During the past year, the Audit Committee met regularly with management to assure that the Company’s internal financial controls continued to meet applicable standards under the Sarbanes-Oxley Act and are compliant with the listing standards of the New York Stock Exchange. The Company’s internal financial controls were extensively reviewed and tested by PricewaterhouseCoopers LLP, our independent auditors, who have issued an unqualified audit report on our internal financial controls. Their report is included with the consolidated financial statements in our Annual Report to Shareholders. At the Audit Committee meeting held on February 16, 2006, the Committee reviewed our internal financial controls with management and PricewaterhouseCoopers LLP, and determined that Getty is fully compliant with the requirements applicable to it.

Financial Statements

With regard to our audited financial statements, the Audit Committee has:

(1) reviewed and discussed the audited financial statements with management and with
PricewaterhouseCoopers LLP;

(2) discussed with PricewaterhouseCoopers LLP the matters required to be discussed by SAS 61, as modified or supplemented;

(3) (a) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and (b) discussed with PricewaterhouseCoopers LLP their independence;

(4) reviewed, and discussed with management, management’s specific disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and

(5) based upon the review and discussions set forth in paragraphs (1) through (4) above, recommended to Getty’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

The Audit Committee Chairman, prior to filing with the SEC of each of the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2005, reviewed with the Company’s management and PricewaterhouseCoopers LLP the Company’s interim financial results to be included in such reports and the matters required to be discussed by SAS 61.

The report of the Audit Committee should not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act or under the Exchange Act, except to the extent that Getty specifically incorporates this information by reference, and should not otherwise be deemed filed under such Acts.

Audit Committee:
Philip Coviello (Chairman)
Warren Wintrub
Howard Safenowitz

STOCK PERFORMANCE GRAPH
COMPARATIVE FIVE-YEAR TOTAL RETURNS*

Getty (GTY), S&P 500, and Peer Group
(Performance results through 12/31/05)

Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on Getty common stock against the cumulative total return of the Standard & Poor’s 500 Stock Index and the Peer Group for the period of five years ended December 31, 2005.

	2000	2001	2002	2003	2004	2005
Getty Realty Corp.	$100.00	165.90	181.36	268.99	315.11	307.57
Standard & Poor’s 500	$100.00	86.96	66.64	84.22	91.79	94.55
Peer Group	$100.00	141.04	177.12	225.80	279.17	259.32

Assumes $100 invested at the close of trading on 12/31/00 in Getty common stock, Standard & Poor’s 500, and Peer Group.
*Cumulative total return assumes reinvestment of dividends, and in the case of Getty includes the special one-time earnings and profits distribution made in August 2001.

Getty has chosen as its Peer Group the following companies: Commercial Net Lease Realty, Inc., Trustreet Properties Inc. (formerly operating as U.S. Restaurant Properties, Inc.), Realty Income Corp. and Hospitality Properties Trust. We have chosen these companies as our Peer Group because a substantial segment of each of their businesses is owning and leasing commercial properties.

The Stock Performance Graph should not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that Getty specifically incorporates this graph by reference, and should not otherwise be deemed filed under such Acts.

We cannot assure you that Getty stock performance will continue in the future with the same or similar trends depicted in the graph above. We do not make or endorse any predictions as to future stock performance.

RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On February 16, 2006, the Audit Committee appointed the firm of PricewaterhouseCoopers LLP, subject to ratification by the stockholders at the Annual Meeting, to audit the accounts of Getty with respect to our operations for the year ending December 31, 2006 and to perform such other services as may be required. Should this firm of auditors be unable to perform these services for any reason, the Audit Committee will appoint another independent registered public accounting firm to perform these services. As long as a quorum is present, a majority of votes cast at the meeting is necessary to ratify the appointment of the independent registered public accounting firm.

The fees paid to PricewaterhouseCoopers LLP, our principal independent registered public accounting firm, during 2004 and 2005 were as follows:

		2004	2005

(a)	Audit Fees(1)	$318,800	$458,700
(b)	Audit-Related Fees (assurance and related services reasonably related to audit or review of financial statements not reported under (a))(2)	$74,000	$58,300
(c)	Tax Fees (professional services for tax compliance, advice and planning) (3)	$100,800	$101,250
(d)	All Other Fees (not reflected in (a)—(c))	$0	$0

The Audit Committee’s Pre-Approval Policy requires pre-approval of services to be provided by PricewaterhouseCoopers LLP. The Policy authorizes the Audit Committee to delegate to one or more of its members, and the Audit Committee has delegated to each of its members, authority to pre-approve non-audit services. Each member is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All (100%) of the non-audit services performed by PricewaterhouseCoopers LLP in 2004 and 2005 were pre-approved by the Audit Committee.

(1)	Includes the aggregate fees and expenses estimated or billed for professional services rendered by PricewaterhouseCoopers LLP for the integrated audit of the Company’s annual consolidated financial statements for the fiscal year and of its internal control over financial reporting as of year end and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal year.
(2)	For 2004, includes $10,000 for review of Registration Statements on Form S-3 and Form S-8 and the 2004 Plan; $39,500 for Sarbanes-Oxley Act readiness assistance; $19,000 for SEC related advisory services; and $5,500 for services related to potential acquisitions. For 2005, includes $11,700 for Sarbanes-Oxley Act Section 404 readiness assistance and $46,600 for SEC related advisory services.
(3)	For 2004, includes $84,300 for federal and state tax compliance and $16,500 for tax related advisory services. For 2005, includes $88,500 for federal and state tax compliance and $12,750 for tax related advisory services.

Representatives of the firm of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL
TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS
GETTY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act and the rules issued thereunder, Getty’s officers and directors are required to file reports of ownership and changes in ownership of Getty equity securities with the SEC and the NYSE. Copies of these reports are required to be furnished to us. Based on our review of the Forms 4 that we received during fiscal year 2005 and the Forms 5 that we received with respect to fiscal year 2005, and written representations provided by our directors and officers, Getty believes that during fiscal year 2005 all of our officers and directors complied with the Section 16(a) requirements.

CERTIFICATIONS

On June 10, 2005, in accordance with Section 303A.12 of the Listed Company Manual of the New York Stock Exchange, our Chief Executive Officer certified to the New York Stock Exchange that he was not aware of any violation by our Company of NYSE corporate governance listing standards as of that date.

On March 14, 2006, our Chief Executive Officer and Chief Financial Officer each filed the certification required by Section 302 of the Sarbanes-Oxley Act of 2002 as an exhibit to our Annual Report on Form 10-K for fiscal year ended December 31, 2005.

OTHER MATTERS

Management does not know of any matters, other than those referred to above, to be presented at the meeting for action by the stockholders. However, if any other matters are properly brought before the meeting, or any adjournment or adjournments or postponements thereof, we intend to cast votes pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

Record holders may vote by returning the enclosed proxy by mail or by attending the meeting and voting in person. If your shares are held in “street name”, which means they are held for your benefit in the name of a broker, bank or other intermediary, you will receive instructions from your broker, bank or other intermediary on how you can indicate the votes you wish to cast with respect to your shares. Please be aware that beneficial owners of shares held in “street name” may not vote their shares in person at the meeting unless they first obtain a written authorization to do so from their bank or broker.  The proxy may be revoked at any time prior to its exercise. Record holders may revoke their proxy by voting at the meeting or by submitting a later-dated proxy prior to the meeting to the Secretary of the Company at the address on the first page of this proxy statement. If your shares are held in “street name”, you must contact your broker for instructions on revoking your proxy. Brokerage houses and other custodians will be requested to forward solicitation material to beneficial owners of stock that they hold of record. We will reimburse brokerage houses, banks and custodians for their out-of-pocket expenses in forwarding proxy material to the beneficial owners. The cost of this solicitation, which will be effected by mail, will be borne by us.

April 7, 2006

By Order of the Board of Directors,

Andrew M. Smith
President, Secretary and Chief Legal Officer

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY GETTY REALTY CORP.

C O M M O N

ANNUAL MEETING OF STOCKHOLDERS
MAY 16, 2006
     This Proxy is Solicited on Behalf of the Board of Directors
     The undersigned stockholder of Getty Realty Corp. hereby constitutes and appoints LEO LIEBOWITZ and THOMAS STIRNWEIS, and each of them, the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution, to vote at the meeting (or if only one shall be present and acting at the meeting then that one), all of the common shares of stock of the corporation that the undersigned would be entitled, if personally present, to vote at the annual meeting of stockholders of the corporation to be held at 270 Park Avenue, 11th Floor, New York, New York, on May 16, 2006, at 3:30 pm and at any adjournments or postponements thereof.

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above          Co-holder (if any) sign above

		For	With- hold	For All Except

1.	ELECTION OF DIRECTORS. FOR all nominees listed (except as marked to the contrary below)	☐	☐	☐

Nominees: M.Cooper, P.Coviello, L. Liebowitz, H. Safenowitz, W. Wintrub

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the fiscal year ended December 31, 2006.	☐	☐	☐

		For	Against	Abstain

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.	☐	☐	☐

Receipt is acknowledged of notice and proxy statement for the foregoing meeting and of annual report to stockholders for the fiscal year ended December 31, 2005.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder or, if no direction is made, will be voted “FOR” items 1, 2 and 3.

é Detach above card, sign, date and mail in postage paid envelope provided. é
GETTY REALTY CORP.
125 Jericho Tpke., Suite 103, Jericho, NY 11753

     Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other duly authorized officer. If a partnership, please sign in partnership name by authorized officer.
     PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.